Exhibit 5.3

LIONEL SAWYER & COLLINS ATTORNEYS AT LAW

SAMUEL S. LIONEL

GRANT SAWYER

      (1918-1996)

JON R. COLLINS

      (1923-1987)

RICHARD H. BRYAN

JEFFREY P. ZUCKER

PAUL R. HEJMANOWSKI

ROBERT D. FAISS

A. WILLIAM MAUPIN

DAVID N. FREDERICK

RODNEY M. JEAN

TODD TOUTON

LYNDA S. MABRY

MARK H. GOLDSTEIN

KIRBY J. SMITH

COLLEEN A. DOLAN

JENNIFER A. SMITH

DAN R. REASER

PAUL E. LARSEN

ALLEN J. WILT

LYNN S. FULSTONE

RORY J. REID

DAN C. McGUIRE

JOHN E. DAWSON

FRED D. “PETE” GIBSON, III

CHARLES H. McCREA JR.

GREGORY E. SMITH

MALANI L. KOTCHKA

LESLIE BRYAN HART

CRAIG E. ETEM

TODD E. KENNEDY

MATTHEW E. WATSON

JOHN M. NAYLOR

WILLIAM J. McKEAN

ELIZABETH BRICKFIELD

GREGORY R. GEMIGNANI

LINDA M. BULLEN

LAURA J. THALACKER

DOREEN SPEARS HARTWELL

LAURA K. GRANIER

MAXIMILIANO D. COUVILLIER III

ERIN FLYNN

JENNIFER ROBERTS

MARK A. CLAYTON

MATTHEW R. POLICASTRO

CHRISTOPHER MATHEWS

PEARL L.GALLAGHER

300 SOUTH FOURTH STREET SUITE 1700 LAS VEGAS, NEVADA 89101 (702) 383-8888 FAX (702) 383-8845 lsc@lionelsawyer.com www.lionelsawyer.com

MEREDITH L. MARKWELL

JENNIFER J. DiMARZIO

LUCAS J. TUCKER

CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI

KETAN D. BHIRUD

ROBERT W. HERNQUIST

COURTNEY MILLER O’MARA

BRIAN H. SCHUSTERMAN

MOHAMED A. IQBAL, JR.

MARK J. GARDBERG

JAMES B. GIBSON

GREG J. CARLSON JOHN D. TENNERT MARLA J. DaVEE STEVEN C. ANDERSON RYAN A. ANDERSEN KATHERINE L. HOFFMAN VAR LORDAHL, JR. PHILLIP C. THOMPSON AMY L. BAKER JORDAN A. DAVIS KENDAL L. DAVIS
February 7, 2013	OF COUNSEL RICHARD J. MORGAN* ELLEN WHITTEMORE *ADMITTED IN CA ONLY WRITER’S DIRECT DIAL NUMBER (702) 383-8837 MGOLDSTEIN@LIONELSAWYER.COM

Rock-Tenn Company

504 Thrasher Street

Norcross, Georgia 30071

Re:	TenCorr Containerboard, LLC our file 23173-01

Ladies and Gentlemen:

As special Nevada counsel for TenCorr Containerboard, LLC, a Nevada limited liability company (the “TenCorr Containerboard”) we are rendering this opinion in connection with the preparation by Rock-Tenn Company, a Georgia corporation (“Rock-Tenn”), and certain subsidiary guarantors of Rock-Tenn, including TenCorr Containerboard, of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed issuance and offer to exchange up to $350,000,000 aggregate principal amount of new 4.450% Senior Notes due 2019 (the “Exchange 2019 Notes”) for a like aggregate principal amount of outstanding 4.450% Senior Notes due 2019, which have certain transfer restrictions (the “Original 2019 Notes”), $350,000,000 aggregate principal amount of new 3.500% Senior Notes due 2020 (the “Exchange 2020 Notes”) for a like aggregate principal amount of outstanding 3.500% Senior Notes due 2020, which have certain transfer restrictions (the “Original 2020 Notes”), $400,000,000 aggregate principal amount of new 4.900% Senior Notes due 2022 (the “Exchange 2022 Notes”) for a like aggregate principal amount of outstanding 4.900% Senior Notes due 2022, which have certain transfer restrictions (the “Original 2022 Notes”) and $350,000,000 aggregate principal amount of new 4.000% Senior Notes due 2023 (the “Exchange 2023 Notes” and, together with the Exchange 2019 Notes, the Exchange 2020 Notes and the Exchange 2022 Notes, the “Exchange Notes”) for a like aggregate principal amount of outstanding 4.000% Senior Notes due 2023 which have certain transfer restrictions (the “Original 2023 Notes”).

The Exchange 2019 Notes and the Exchange 2022 Notes are to be issued pursuant to the indenture dated as of February 22, 2012 (the “2019/2022 Indenture”), among the Company, the

RENO OFFICE: 50 WEST LIBERTY STREET, SUITE 1100 • RENO, NEVADA 89501 • (775) 788-8666 • FAX (775) 788-8682

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LIONEL SAWYER & COLLINS

    ATTORNEYS AT LAW

Rock-Tenn Company

February 7, 2013

guarantors named therein and HSBC Bank USA, National Association, as trustee (the “2019/2022 Trustee”), and the Exchange 2020 Notes and the Exchange 2023 Notes are to be issued pursuant to the indenture dated as of September 11, 2012 (the “2020/2023 Indenture” and, together with the 2019/2022 Indenture, the “Indentures”), among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “2020/2023 Trustee”).

TenCorr Containerboard will sign a notation of the Note Guarantee set forth in Section 10.1 of each of the Indentures in the form of Exhibit B to each of the Indentures. (The form of the Section 10.1 guarantee in each Exhibit B is referred to as the “Note Guarantee.”)

We have examined:

1. The Registration Statement;

2. the Indentures;

3. the Exchange Notes as evidenced by the Indentures;

4. the Note Guarantee of TenCorr Containerboard as evidenced by Article X of the Indentures;

5. Articles of Organization for TenCorr Containerboard certified by the Nevada Secretary of State (the “TenCorr Containerboard Articles of Organization”);

6. Good Standing Certificates for TenCorr Containerboard certified by the Nevada Secretary of State;

7. Resolutions (the “Resolutions”) for TenCorr Containerboard certified by an officer of TenCorr Containerboard;

8. Operating Agreement for TenCorr Containerboard certified by an officer of TenCorr Containerboard (the “TenCorr Containerboard Operating Agreement”); and

9. Certificates of an officer of TenCorr Containerboard.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.

LIONEL SAWYER & COLLINS

    ATTORNEYS AT LAW

Rock-Tenn Company

February 7, 2013

As used herein, the phrase “the best of our knowledge” means only such actual knowledge as we have obtained from consultation with attorneys presently in our firm whom we have determined are likely, in the ordinary course of their respective duties, to have knowledge of the matters covered by such opinions. Except as expressly provided otherwise herein, we have not conducted any other investigation or review in connection with the opinions rendered herein, including without limitation a review of any of our files or the files of Rock-Tenn or TenCorr Containerboard.

We assume the due authorization, execution and delivery of the Indentures by the Trustee.

Based upon the foregoing and subject to the following it is our opinion that:

(i) TenCorr Containerboard is a limited liability company which has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Nevada.

(ii) TenCorr Containerboard has all requisite limited liability company power and authority to enter into and deliver the Indentures and the Note Guarantee and to perform its specific obligations under the Indentures and the Note Guarantee.

(iii) The Indentures and the Note Guarantee have been validly authorized by the requisite limited liability company action of TenCorr Containerboard. The Indentures were duly executed and delivered by TenCorr Containerboard. The Note Guarantee will be duly executed and delivered by TenCorr Containerboard when the Note Guarantee in the form of Exhibit B to each Indenture has been signed by the Manager of TenCorr Containerboard duly authorized to do so by the Resolutions and delivered to the Trustee for endorsement on the Exchange Notes in accordance with the terms of the Indentures.

(iv) The execution and delivery of the Indentures and the Note Guarantee, the performance of the Indentures and the Note Guarantee and the consummation of the transactions contemplated therein and compliance by TenCorr Containerboard with its obligations thereunder do not and will not: (1) require any consent or approval of their respective members or (2) result in any violation of the provisions of (A) any applicable Nevada law or administrative regulation or to the best of our knowledge, any administrative or court decree of any agency or court of the State of Nevada, or (B) TenCorr Containerboard Articles of Organization or TenCorr Containerboard Operating Agreement.

We express no opinion as to the laws of any jurisdiction other than the State of Nevada.

We consent to the use of this opinion as an exhibit to the Registration Statement.

LIONEL SAWYER & COLLINS

    ATTORNEYS AT LAW

Rock-Tenn Company

February 7, 2013

This opinion letter is intended solely for use in connection with the registration and offering of the Note Guarantee as described in the Registration Statement; provided, however, we hereby consent to the reliance upon this opinion by Cravath, Swaine & Moore LLP, in connection with the Registration Statement and transactions related to the Indentures and the Note Guarantee.

Very truly yours,

LIONEL SAWYER & COLLINS /s/

LIONEL SAWYER & COLLINS